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DATE:              JANUARY 29, 2001

TO:                CHARTER MUNICIPAL MORTGAGE ACCEPTANCE COMPANY
                   ("Counterparty")

ATTENTION:         MIKE WIRTH
                   TEL: 212 588 2095
                   FAX: 212 593 5769

FROM:              MERRILL LYNCH CAPITAL SERVICES, INC.   ("MLCS")

CONTACTS:          ZACHARY ZAITZEFF
                   TEL: (212)449-6634
                   FAX: (646)805-0218

RE:                SWAP TRANSACTION CONFIRMATION

MLCS Reference:    01MU00014, 659681A


Dear Sir or Madam:

      The purpose of this communication is to confirm the terms and conditions of the transaction entered into between us on the Trade Date specified below (the "Transaction"). This communication constitutes a "Confirmation" as referred to in the Agreement specified below.

      This Confirmation incorporates the definitions and provisions contained in the 1991 ISDA Definitions (as supplemented by the 1998 Supplement) and the 1992 ISDA U.S. Municipal Counterparty Definitions, as published by the International Swaps and Derivatives Association, Inc. (the "Definitions"). All references in the Definitions to a "Swap Transaction" shall be deemed to apply to the Transaction referred to herein. In the event of any inconsistency between the 1991 ISDA Definitions and the 1992 ISDA U.S. Municipal Counterparty Definitions, the terms of the 1991 ISDA Definitions shall govern. In the event of any inconsistency between this Confirmation and the Agreement or the Definitions, the terms of this Confirmation shall govern.

      This Confirmation evidences a complete and binding agreement between you and us as to the terms of the Transaction to which this Confirmation relates. In addition, you and we agree to use all reasonable efforts promptly to negotiate, execute and deliver an agreement in the form of the ISDA Master Agreement (Multicurrency-Cross Border) (the "Master Form"), with such modifications as you and we will in good faith agree (the "Agreement"). Upon the execution by you and us of the Agreement, this Confirmation will supplement, form a part of, and be subject to the Agreement. All provisions contained in or incorporated by reference in the Agreement upon its execution will govern this Confirmation except as expressly modified below. Until we execute and deliver the Agreement, this Confirmation, together with all other documents referring to the Master Form (each a "Confirmation") confirming transactions (each a "Transaction") entered into between us (notwithstanding anything to the contrary in a Confirmation), shall supplement, form a part of, and be subject to, an agreement in the form of the Master Form as if we had executed an agreement in such form (but without any Schedule except for the election of the laws of the State of New York as the governing law and US Dollars as the Termination Currency) on the Trade Date of the first such Transaction between us. In the event of any inconsistency between the provisions of that agreement and this Confirmation, this Confirmation will prevail for the purpose of this Transaction.


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The terms of the particular Transaction to which this Confirmation relates are as follows:

Notional Amount:                  USD   50,000,000.00

Trade Date:                       January 5, 2001

Effective Date:                   January 5, 2001

Termination Date:                 January 5, 2006

Fixed Amounts:

   Fixed Rate Payer:              Counterparty

   Fixed Rate Payer
   Payment Date(s):               July 5, January 5 in each year, commencing on
                                  July 5, 2001 and ending on the Termination
                                  Date, inclusive, subject to adjustment in accordance with the Following Business Day
                                  Convention

   Fixed Rate:                    3.980000%

   Fixed Rate
   Day Count Fraction:            30/360

   No Adjustment of
   Period End Dates:              Applicable

Floating Amounts:

   Floating Rate Payer:           MLCS

   Floating Rate Payer
   Payment Date(s):               July 5, January 5 in each year, commencing on
                                  July 5, 2001 and ending on the Termination
                                  Date, inclusive, subject to adjustment in accordance with the Following Business Day
                                  Convention

   Floating Rate Payer
   Floating Rate Option:          The BMA Municipal Swap Index (as
                                  defined below)

                                  1. The BMA Municipal Swap Index (the "Index"):
                                  "BMA Municipal Swap Index" means the rate determined on the basis of an index based upon the weekly interest rates of tax-exempt variable rate issues included in a data base maintained by Municipal Market Data or any successor indexing agent (the "Indexing Agent") which meet specific criteria established by the Bond Market Association, formerly known as the Public Securities Association (as set forth in Exhibit A attached hereto).

                                  2. Alternative Floating Rate Option:


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                                  In the Event the Indexing Agent no longer
                                  publishes an index satisfying the requirements of the preceding paragraph, the Relevant Rate in respect of a Reset Date shall be the "J.J. Kenny Index" (as defined below), provided further, however, that if the J.J. Kenny Index also ceases to be published, an alternative index shall be calculated by an entity selected in good faith by MLCS and approved by Counterparty, and shall be determined using the criteria for the BMA Municipal Swap Index that is set forth in Exhibit A attached hereto.

                                  3. "J.J. Kenny Index" means the index
                                  generally made available on the Reset Date by Kenny Information Systems or any successor indexing agent hereunder (the "Successor Indexing Agent"). The Index is announced by Kenny Information Systems at the beginning of business on Tuesday, and shall be effective as of the same day, or if Tuesday is not a New York Business Day, the Index is announced on the next succeeding New York Business Day, and shall be effective as of the same day. The Index is generally effective until the next Reset Date. The Index shall be based upon 7-day yield evaluations at par of bonds, the interest on which is exempt from Federal income taxation under the Internal Revenue Code of 1986 as amended, of not less than five "high grade" component issuers selected by the Successor Indexing Agent which shall include, without limitation, issuers of general obligation bonds. The specific issuers included among the component issuers may be changed from time to time by the Successor Indexing Agent in its discretion. The bonds on which the Index is based shall not include any bonds the interest on which is subject to a "minimum tax" or similar tax under the Internal Revenue Code, unless all tax-exempt bonds are subject to such tax.

   Spread:                        Inapplicable

   Floating Rate Day

   Count Fraction:                Actual/Actual

   Reset Dates:                   Each Thursday (or if such day is not a
                                  Business Day, then the succeeding Business
                                  Day). The initial rate shall be as of the Thursday immediately preceding the Effective
                                  Date

   No Adjustment of
   Period End Dates:              Applicable

   Rate Cut-Off Dates:            Inapplicable

   Averaging:                     Applicable

   Method of Averaging:           Weighted Average


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   Compounding:                   Inapplicable

Business Days:                    New York

Calculation Agent:                MLCS, unless otherwise specified in the
                                  Agreement

Collateral:                       (a) Until the execution of a Credit Support
                                  Annex between the parties, this Confirmation shall constitute a pledge agreement (and a Credit Support Document under the Agreement) securing the payment and performance of Counterparty's obligations to MLCS under this and any other Transaction between the parties.
                                  Promptly after the execution hereof, MLCS and Counterparty agree to execute a Credit Support
                                  Annex in form and substance reasonably
                                  satisfactory to the parties. Upon execution, the Credit Support Annex shall supersede and replace the pledge agreement created hereby.

                                  (b) As security for its obligations under this and any other Transaction with MLCS, Counterparty hereby pledges, transfers and delivers to MLCS, and grants MLCS a first priority continuing security interest, lien on and right of set-off against, Eligible Collateral (as defined below) equal to 1.0% of the Notional Amount of this Transaction, which Eligible Collateral shall be held by MLCS for the Term of this Transaction without regard to and without offsetting such amount against, any Required Amount (as defined below) or additional collateral required to be delivered to MLCS by, or on behalf of, Counterparty. Upon execution of a Credit Support Annex between the parties, this amount shall constitute an Independent Amount thereunder.

                                  (c) If at any time a Required Amount exists, Counterparty, as security for its obligations to MLCS, shall, promptly upon demand by MLCS, pledge, transfer and deliver to MLCS, and grant MLCS a first priority continuing security interest in and right of set-off against, Eligible Collateral having a minimum market value equal to the Required Amount.

                                  (d) Upon any default by Counterparty in the performance of its obligations to MLCS hereunder or under any other Transaction with MLCS, MLCS shall have all rights of a secured creditor under the New York Uniform Commercial Code.

                                  (e) The term "Eligible Collateral" means U.S. denominated cash, U.S. Treasury Securities and any other form of collateral agreed to between the parties.

                                  The term "Required Amount" means the amount by which the value of any positive "Net Market Quotation" (as defined below) exceeds USD 0. A positive Net Market


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                                  Quotation shall mean that MLCS is exposed to
                                  Counterparty and a negative Net Market
                                  Quotation shall mean that Counterparty is exposed to MLCS.

                                  The term "Net Market Quotation" means an amount equal to the sum of all Market Quotations (both positive and negative) for all Transactions between the parties assuming all such Transactions were being terminated as of the relevant date of valuation; provided, however, that Market Quotation will be determined by MLCS using its mid-market estimates of the amounts that would be paid for Replacement Transactions (as such term is defined in the definition of "Market Quotation").

                                  Please contact Collateral Management, at
                                  telephone: (201) 557-4196, facsimile: (201)
                                  557-3650, for delivery instructions for
                                  securities.

Non-Reliance:                     Each party represents to the other party that
                                  it is acting for its own account, and has made its own independent decisions to enter into this Transaction and as to whether this Transaction is appropriate or proper for it based on its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Transaction, it being understood that information and explanations related to the terms and conditions of this Transaction shall not be considered investment advice or a recommendation to enter into this Transaction.
                                  No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of this Transaction.


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Account Details

   Payments to MLCS:              Bankers Trust Company
                                  New York, NY
                                  ABA:  021-001-033
                                  A/C #00-811-890
                                  Ref: Merrill Lynch Capital Services, Inc.
                                  Municipal Swap Account

   Payments to Counterparty:      Please advise

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this Confirmation and returning it to us by facsimile transmission.


                                    Yours sincerely,

                                    MERRILL LYNCH CAPITAL SERVICES, INC.






                                    By:
                                    ------------------------------
                                          Authorized Signatory


Accepted and confirmed as
of the Trade Date written above:

CHARTER MUNICIPAL MORTGAGE ACCEPTANCE COMPANY




By:
----------------------------
        Name:
        Title:


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                                    Exhibit A

                            BMA Municipal Swap Index
                        Produced By Municipal Market Data


Final Index Criteria

1.    Issue must be a weekly reset effective on Wednesday.
2.    No lag resets will be considered.
3.    Only Non-AMT issues will be included.
4.    Issue must have a VMIG1 or A1+ rating.
5.    Issue must pay interest on a monthly basis.
6.    Interest must be calculated on a ACT/ACT basis.
7.    Only one quote per obligor per dealer will be included.
8.    All states will be considered.
9.    Issue must have an outstanding amount of $10 million or more.

Index Calculation

1. The rates of the issues which qualify for inclusion in the index are not weighted by issue size.
2. The standard deviation of the rates is calculated. Any issue falling outside +/- 1 SD is dropped.
3. Each participating dealer is limited to no more than 15% of the index by an averaging method. Any dealer originally having a total number of issues greater than 15% will have sufficient number of issues reduced from its distribution to meet the desired limitation.


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